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TABLE OF CONTENTS Prospectus Supplement

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-201445

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

2.000% Notes due 2019	$400,000,000	99.838%	$399,352,000	$40,214.75

3.250% Notes due 2023	$400,000,000	99.950%	$399,800,000	$40,259.86

Total				$80,474.61

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 12, 2015)

$800,000,000

Ecolab Inc.

$400,000,000 2.000% Notes due 2019
$400,000,000 3.250% Notes due 2023

        The notes due 2019 will bear interest at a rate of 2.000% per year. The notes due 2023 will bear interest at a rate of 3.250% per year. We refer to each series of notes, collectively, in this prospectus supplement as the "notes." Interest on the notes will be payable semi-annually in arrears on January 14 and July 14 of each year, beginning July 14, 2016. We may redeem the notes of either series at our option, in whole at any time or in part from time to time, at the applicable redemption prices set forth under "Description of the Notes—Optional Redemption." If a change of control repurchase event as described herein occurs, unless we have exercised our option to redeem the notes, we will be required to offer to repurchase the notes at the price described under "Description of the Notes—Offer to Repurchase upon a Change of Control Repurchase Event."

        The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other senior indebtedness from time to time outstanding. The notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        Investing in the notes involves risks that are described under "Risk Factors" beginning on page S-8 of this prospectus supplement and the risks discussed in the documents we file with the U.S. Securities and Exchange Commission.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note due 2019	Total	Per Note due 2023	Total

Public offering price(1)	99.838%	$399,352,000	99.950%	$399,800,000

Underwriting discount	0.350%	$1,400,000	0.625%	$2,500,000

Proceeds, before expenses, to us	99.488%	$397,952,000	99.325%	$397,300,000

(1)
Plus accrued interest from January 14, 2016, if settlement occurs after that date.

        The notes will not be listed on any securities exchange, and currently, there is no public market for the notes.

        The underwriters expect to deliver the notes to purchasers in book-entry form only through The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, on or about January 14, 2016.

Joint Book-Running Managers

J.P. Morgan	BofA Merrill Lynch

The date of this prospectus supplement is January 11, 2016.

Prospectus Supplement

Prospectus

        No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus we have authorized, and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any such free writing prospectus is correct as of any time subsequent to the date of such information.

        The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer, solicitation or an invitation on our behalf or the underwriters or any of them, to subscribe to or purchase any of the notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. See "Underwriting."

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which contains the specific terms of this offering of notes and certain other matters relating to Ecolab. The second part is the prospectus dated January 12, 2015, which is part of our Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") and contains more general information about, among other things, debt securities we may offer from time to time, some of which does not apply to this offering of notes.

        This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus. Generally, when we refer to the prospectus, we are referring to both parts of this document combined.

        You will find more information about us in the prospectus. Any statements made in this prospectus supplement or the accompanying prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the notes. You should also read and consider the information in the documents to which we have referred you in "Where You Can Find More Information" in the prospectus accompanying this prospectus supplement.

        Unless otherwise stated or the context otherwise requires, references in this prospectus supplement to "Ecolab," "we," "our," "us," "the Company" or similar references are to Ecolab Inc. and its consolidated subsidiaries, which, prior to December 1, 2011, did not include Nalco Holding Company and its subsidiaries and, since December 1, 2011, has included Nalco Holding Company and its subsidiaries, and, prior to April 10, 2013, did not include Champion Technologies, and its related company Corsicana Technologies, and, since April 10, 2013, has included Champion Technologies, and its related company Corsicana Technologies.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC, including the registration statement of which this prospectus supplement and the accompanying prospectus is a part, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC Public Reference Room in Washington, D.C. by calling the SEC at (800) 732-0330. Our filings are also available to the public from the website maintained by the SEC at http://www.sec.gov. Our common stock is listed and traded on the New York Stock Exchange (the "NYSE") under the trading symbol "ECL." Our reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

        The SEC's rules allow us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus. Information that we file subsequent to the date of this prospectus supplement with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and any future filings made by us with the SEC under

S-ii

Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the initial filing of this prospectus supplement and prior to the time that we sell all of the securities offered by this prospectus supplement and the accompanying prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2014;

  •
  our Quarterly Reports on Form 10-Q for the periods ended March 31, 2015, June 30, 2015 and September 30, 2015; and

  •
  our Current Reports on Form 8-K filed on January 15, 2015, February 24, 2015, February 26, 2015 (two reports), May 8, 2015, July 8, 2015, October 29, 2015 and December 3, 2015 (two reports).

        We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K into this filing or any future filings, unless specifically stated otherwise. You may obtain copies, without charge, of documents incorporated by reference in this prospectus supplement and the accompanying prospectus, by requesting them in writing or orally. To receive any such copy, call or write:

Ecolab Inc.
370 Wabasha Street North
St. Paul, Minnesota 55102
Attn: Corporate Secretary
1-800-232-6522

        Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus supplement and the accompanying prospectus.

        General information about Ecolab, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.ecolab.com/investor as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus supplement or the accompanying prospectus or our other securities filings.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein by reference, may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those of such forward-looking statements. Additionally, we or our representatives may, from time to time, make other written or verbal forward-looking statements. In this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, we discuss expectations regarding our business, financial condition and results of operations. Without limiting the foregoing, words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "we believe," "we expect," "estimate," "project" (including the negative or variations thereof) or similar terminology, generally identify forward-looking statements. Forward-looking statements may also represent challenging goals for us. These statements, which represent our expectations or beliefs concerning various future events, are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such forward-looking statements. We caution that undue reliance should not be placed on forward-looking statements, which speak only as of the date made.

S-iii

        Additional risks and uncertainties that may affect operating results and business performance are set forth under Item 1A of Ecolab's Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Reports on Form 10-Q for the periods ended June 30, 2015 and September 30, 2015, which are incorporated by reference herein, and include:

  •
  the continued vitality of the markets we serve, including oil and gas drilling, completion and stimulation; oil and gas production; and refinery and petrochemical plant markets served by our Global Energy segment, which may be impacted by substantial fluctuations in oil and gas prices;

  •
  the impact of worldwide economic factors such as the economy, capital flows, interest rates and foreign currency risk;

  •
  our dependence on key personnel to lead our business;

  •
  our ability to execute on key business initiatives including investments in ERP systems to integrate and streamline our processes and to improve our competitiveness;

  •
  information technology system failures, network disruptions and breaches in data security;

  •
  political, economic and legal risks relating to our non-U.S. operations;

  •
  the costs and effects of complying with laws and regulations relating to the environment, including evolving climate change standards, and to the manufacture, storage, distribution, sale and use of our products, as well as to the conduct of our business generally, including employment and labor laws;

  •
  the lawsuits in which our subsidiaries are defendants which could expose us to monetary damages or settlement costs;

  •
  claims relating to products and services we supply, including pending claims relating to the use of our products during the response to the Deepwater Horizon oil spill;

  •
  our ability to develop competitive advantages through value, innovation and customer support;

  •
  fluctuations in the supply or cost of raw materials and delivered products;

  •
  our indebtedness which will impact our financial flexibility;

  •
  the ability to acquire and effectively integrate complementary businesses;

  •
  restraints on pricing flexibility due to contractual obligations;

  •
  consolidation of our customers and vendors;

  •
  public health outbreaks;

  •
  we incur significant expenses related to the amortization of intangible assets and may be required to report losses resulting from the impairment of goodwill or other assets recorded, each in connection with completed or future acquisitions;

  •
  the recoverability of deferred tax assets;

  •
  chemical spills or releases;

  •
  the occurrence of litigation or claims;

  •
  the loss or insolvency of a major customer or distributor;

  •
  acts of war, terrorism or hostilities, natural or man-made disasters, water shortages or severe weather conditions which impact our markets; and

  •
  other uncertainties or risks reported from time to time in our reports to the SEC.

        You should carefully consider all of the information in or incorporated by reference into this prospectus supplement and the accompanying prospectus prior to investing in the notes. Except as may be required under applicable law, we undertake no duty to update our forward-looking statements.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. It does not contain all of the information that may be important to you in making a decision whether or not to purchase notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents filed with the SEC that are incorporated by reference herein and therein before investing in the notes. You should also carefully consider the matters discussed in the section entitled "Risk Factors" in Item 1A of Ecolab's Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2015, June 30, 2015 and September 30, 2015, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Ecolab's Business

        With 2014 sales of $14 billion, we are the global leader in water, hygiene and energy technologies and services that protect people and vital resources. We deliver comprehensive programs and on-site services to ensure safe food, maintain clean environments, optimize water and energy use and improve operational efficiencies for customers in the food, energy, healthcare, industrial and hospitality markets in more than 170 countries. Our cleaning and sanitizing programs and products, pest elimination services, and equipment maintenance and repair services support customers in the foodservice, food and beverage processing, hospitality, healthcare, government and education, retail, textile care and commercial facilities management sectors. Our products and technologies are also used in water treatment, pollution control, energy conservation, oil production and refining, steelmaking, papermaking, mining and other industrial processes.

Recent Development

        On January 5, 2016, we announced we have deconsolidated our Venezuela operations as a result of continued deteriorating economic conditions and currency exchange control regulations that have significantly limited the ability of our Venezuelan businesses to maintain normal operations and diminished our ability to influence effective control over our business operations in Venezuela. As a result of this change in accounting treatment, we will stop consolidating the results of our local Venezuelan operations in our first quarter 2016 income statement and expect to take an estimated $120 million pretax special charge in the fourth quarter 2015. We previously announced 2015 special charges totaling $155 million related to Venezuela's currency devaluation. The deconsolidation does not directly affect the local operations of our Venezuelan businesses and we expect to continue to serve customers in Venezuela after the deconsolidation. Sales for the Venezuela business were approximately $200 million in 2015.

Corporate Information

        Our principal executive offices are located at 370 Wabasha Street North, St. Paul, Minnesota 55102. Our telephone number at our principal executive offices is 1-800-232-6522. Our Internet website address is www.ecolab.com. The information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

 The Offering

        The following summary describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. This summary does not contain all the information that may be important to you. For a more complete understanding of the notes, see "Description of the Notes" in this prospectus supplement and "Description of Debt Securities" in the accompanying prospectus. In this section, "Ecolab," "we," "us" and "our" are references to Ecolab Inc. only and not to any of its subsidiaries.

Issuer	Ecolab Inc.
Securities Offered	$400,000,000 principal amount of 2.000% notes due 2019. $400,000,000 principal amount of 3.250% notes due 2023.
Maturity	The notes due 2019 will mature on January 14, 2019. The notes due 2023 will mature on January 14, 2023.
Interest

The interest rate per annum on the notes due 2019 will be 2.000%. The interest rate per annum on the notes due 2023 will be 3.250%. Interest on the notes will be payable semi-annually in arrears on January 14 and July 14 of each year, beginning July 14, 2016.

Optional Redemption	Each series of notes will be redeemable, at any time in whole or from time to time in part, in each case at our option, at a redemption price equal to the greater of:
• 100% of the principal amount of the notes to be redeemed and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued as of the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined in this prospectus supplement) plus 15 basis points in respect of the notes due 2019 and plus 20 basis points in respect of the notes due 2023, plus, in each case, accrued and unpaid interest on the notes being redeemed to the redemption date.

Notwithstanding the immediately preceding sentence, we may redeem some or all of the notes due 2023 from time to time on and after November 14, 2022 (two months prior to their maturity), at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to but excluding the redemption date.

See "Description of the Notes—Optional Redemption."

Offer to Repurchase upon a Change of Control Repurchase Event

If we experience a "Change of Control Repurchase Event" (as defined in this prospectus supplement), unless we have exercised our option to redeem the applicable series of notes in whole, we will be required to offer to purchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. See "Description of the Notes—Offer to Repurchase upon a Change of Control Repurchase Event."

Ranking	The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior indebtedness.

As a holding company, our cash flow and our ability to pay our debt depends, in part, on the amount of cash that we receive from our subsidiaries. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary's creditors. At September 30, 2015, after giving pro forma effect to this offering and the application of the net proceeds as described under "Use of Proceeds," we had approximately $6.8 billion of indebtedness outstanding on a consolidated basis, of which $134.1 million of subsidiary indebtedness would be structurally senior to the notes.

Restrictive Covenants

The indenture governing the notes contains certain restrictions, including restricting our ability and the ability of certain of our subsidiaries to create or incur secured indebtedness. Certain sale and leaseback transactions are similarly restricted. See "Description of the Notes—Certain Covenants of the Company."

Use of Proceeds

We intend to use the net proceeds from the sale of the notes to repay commercial paper borrowings and our term loan due 2016, and for general corporate and working capital purposes. See "Use of Proceeds."

Further Issues

We may from time to time, without notice to or the consent of the holders of the notes of either series, create and issue additional debt securities having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) and ranking equally and ratably with the notes of a series offered hereby, as described under "Description of the Notes—General." Any additional debt securities having such similar terms, together with the notes of such series offered hereby, will constitute a single series of securities under the indenture.

Form and Denomination

We will issue the notes of each series in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company, or DTC. Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, société anonyme, and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Risk Factors	Investing in the notes involves risks. See "Risk Factors" for a description of certain risks you should particularly consider before investing in the notes.
Trustee	Wells Fargo Bank, National Association.
Governing Law	New York.

 Summary Historical Consolidated Financial Data and Other Data

        The following table sets forth summary historical consolidated financial data and other data as of and for the periods presented. The summary historical consolidated financial and other data as of and for the five years ended December 31, 2014 has been derived from our audited consolidated financial statements. The summary historical consolidated financial and other data as of and for the nine months ended September 30, 2015 and 2014 has been derived from our unaudited consolidated financial statements. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes and the other financial and statistical information included in our Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the period ended September 30, 2015, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Our results of operations include Nalco Holding Company and its subsidiaries from and after December 1, 2011 and Champion Technologies, and its related company Corsicana Technologies, from and after April 10, 2013.

	Nine months ended September 30,		Year ended December 31,
	2015	2014	2014	2013	2012	2011	2010
			(dollars in millions)
Operations:
Net sales
United States	$5,303.1	$5,390.8	$7,233.6	$6,696.0	$5,865.3	$3,551.2	$3,170.4
International (at average rates of currency exchange)	4,830.0	5,208.9	7,046.9	6,557.4	5,973.4	3,247.3	2,919.3

Total net sales(1)	10,133.1	10,599.7	14,280.5	13,253.4	11,838.7	6,798.5	6,089.7
Cost of sales(2)	5,391.8	5,699.2	7,679.1	7,161.2	6,385.4	3,475.6	3,013.8
Selling, general and administrative expenses	3,286.7	3,435.5	4,577.6	4,360.3	4,018.3	2,438.1	2,261.6
Special (gains) and charges	216.1	30.5	68.8	171.3	145.7	131.0	7.5

Operating income	1,238.5	1,434.5	1,955.0	1,560.6	1,289.3	753.8	806.8
Interest expense, net(3)	181.3	194.6	256.6	262.3	276.7	74.2	59.1

Income before income taxes	1,057.2	1,239.9	1,698.4	1,298.3	1,012.6	679.6	747.7
Provision for income taxes	262.9	361.0	476.2	324.7	311.3	216.3	216.6

Net income including noncontrolling interest	794.3	878.9	1,222.2	973.6	701.3	463.3	531.1
Less: Net income (loss) attributable to noncontrolling interest(4)	1.1	11.6	19.4	5.8	(2.3)	0.8	0.8

Net income attributable to Ecolab	$793.2	$867.3	$1,202.8	$967.8	$703.6	$462.5	$530.3

Financial position (end of period):
Current assets(5)	$4,642.4	$4,871.8	$4,853.0	$4,698.4	$4,892.0	$5,396.0	$1,869.9
Property, plant and equipment, net	3,212.2	2,978.5	3,050.6	2,882.0	2,409.1	2,295.4	1,148.3
Goodwill, intangible and other assets(6)	11,028.7	11,812.6	11,523.8	12,027.4	10,234.5	10,460.1	1,852.6

Total assets	$18,883.3	$19,662.9	$19,427.4	$19,607.8	$17,535.6	$18,151.5	$4,870.8

Current liabilities(5)(6)	$3,556.6	$4,453.9	$4,367.9	$3,487.5	$3,052.4	$3,166.3	$1,324.8
Long-term debt(6)	5,753.7	4,852.2	4,843.4	6,016.0	5,699.7	6,580.0	655.0
Postretirement health care and pension benefits	1,146.8	785.0	1,188.5	795.6	1,220.5	1,173.4	565.8
Other liabilities	1,583.6	1,805.5	1,645.5	1,899.3	1,402.9	1,490.7	192.2

Total liabilities	$12,040.7	$11,896.6	$12,045.3	$12,198.4	$11,375.5	$12,410.4	$2,737.8

Ecolab shareholders' equity	6,783.2	7,697.9	7,315.9	7,344.3	6,077.0	5,666.7	2,129.2
Noncontrolling interest	59.4	68.4	66.2	65.1	83.1	74.4	3.8

Total equity	6,842.6	7,766.3	7,382.1	7,409.4	6,160.1	5,741.1	2,133.0

Total liabilities and equity	$18,883.3	$19,662.9	$19,427.4	$19,607.8	$17,535.6	$18,151.5	$4,870.8

Ratio of earnings to fixed charges(7)	5.28x	5.75x	5.89x	4.78x	3.92x	6.42x	8.06x

(1)
Sales include special (gains) and charges of $29.6 in 2011.

(2)
Cost of sales includes special (gains) and charges of $35.4 in the nine month period ended September 30, 2015, $7.9 in the nine month period ended September 30, 2014, $14.3 in the year ended December 31, 2014, $43.2 in the year ended December 31, 2013, $93.9 in the year ended December 31, 2012 and $8.9 in the year ended December 31, 2011.

(3)
Interest expense, net includes special (gains) and charges of $2.5 in the year ended December 31, 2013, $19.3 in the year ended December 31, 2012 and $1.5 in the year ended December 31, 2011.

(4)
Net income attributable to noncontrolling interest includes special charges of $11.1 in the nine month period ended September 30, 2015, $0.5 in the year end December 31, 2013 and $4.5 in the year ended December 31, 2012.

(5)
During the first quarter of 2015, the Company changed its accounting policy for presenting derivatives subject to master netting arrangements with the same counterparties within its Consolidated Balance Sheet. The Company previously presented all derivative positions on a gross basis and began presenting derivatives subject to master netting arrangements with the same counterparties on a net basis during the first quarter of 2015. The Company reclassified the presentation of derivatives subject to master netting arrangements with the same counterparties as of December 31, 2014 to conform to the new accounting policy which resulted in a reduction in current assets and current liabilities. No other historical periods presented were impacted by this reclassification.

(6)
During the third quarter of 2015, the Company early-adopted the updated accounting guidance related to simplifying the presentation of debt issue costs, using the retrospective application method. The adoption resulted in reductions to other assets, current liabilities and long-term debt across the 2010 to 2014 periods presented.

(7)
For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and income or loss from equity investees plus fixed charges. Fixed charges consist of gross interest expense and amortized premiums and discounts plus an amount equivalent to interest included in rental charges.

RISK FACTORS

        You should carefully consider the following risk factors, the risk factors described in Item 1A of Ecolab's Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2015, June 30, 2015 and September 30, 2015, and the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before investing in the notes. These risks and uncertainties are not the only ones facing us. There may be other risks that a prospective investor should consider that are relevant to such investor's own particular circumstances or generally.

         The notes are our senior unsecured obligations and structurally subordinated to the existing and future liabilities of our subsidiaries.

        The notes are our senior unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other existing and future senior and unsubordinated obligations. The notes are not secured by any of our assets. Any future claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

        We are a holding company and our subsidiaries are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds to meet our payment obligations on the notes, whether in the form of dividends, distributions, loans or other payments. In addition, any payment of dividends, loans or advances by our subsidiaries could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon the subsidiaries' earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we are a creditor of any of our subsidiaries, our right as a creditor would be subordinate to any security interest in such assets of our subsidiaries and any indebtedness of our subsidiaries senior in right of payment to that held by us. As of September 30, 2015, after giving pro forma effect to this offering and the application of the net proceeds, we had approximately $6.8 billion of indebtedness outstanding on a consolidated basis, of which $134.1 million of subsidiary indebtedness would be structurally senior to the notes.

         Negative covenants in the indenture will have a limited effect.

        The indenture governing the notes contains only limited negative covenants that apply to us and certain of our subsidiaries. These covenants do not limit the amount of additional debt that we may incur and do not require us to maintain any financial ratios or specific levels of worth, revenues, income, cash flows or liquidity. Accordingly, the indenture does not protect holders of the notes in the event we experience significant adverse changes in our financial condition or results of operations. See the sections titled "Description of the Notes—Certain Covenants of the Company—Restrictions on Liens" and "—Restrictions on Sale and Leaseback Transactions" in this prospectus supplement. In light of the limited negative covenants applicable to the notes, holders of the notes may be structurally or contractually subordinated to new lenders.

         Our credit ratings may not reflect all risks of your investments in the notes.

        Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency's rating should be evaluated independently of any other agency's rating.

         If an active trading market does not develop for the notes, you may be unable to sell your notes or to sell your notes at a price that you deem sufficient.

        The notes are new issues of securities for which there currently are no established trading markets. We do not intend to list the notes on a national securities exchange. While the underwriters of the notes have advised us that they intend to make a market in the notes of each series, the underwriters will not be obligated to do so and may stop their market making at any time. No assurance can be given:

  •
  that markets for the notes will develop or continue;

  •
  as to the liquidity of any market that does develop; or

  •
  as to your ability to sell your notes or the price at which you may be able to sell your notes.

         We may not be able to repurchase the notes upon a change of control.

        Upon the occurrence of a Change of Control Repurchase Event, each holder of notes will have the right to require us to repurchase all or any part of such holder's notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. The terms of our existing credit facilities and other financing arrangements may require repayment of amounts outstanding in the event of a change of control and limit our ability to fund the repurchase of the notes in certain circumstances. If we experience a Change of Control Repurchase Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. Our failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See "Description of the Notes—Offer to Repurchase upon a Change of Control Repurchase Event."

USE OF PROCEEDS

        We expect that the net proceeds to us from the sale of the notes will be approximately $793.7 million (after deducting underwriting discounts and our offering expenses). We intend to use the net proceeds to repay commercial paper borrowings, which commercial paper borrowings were issued for general corporate and working capital purposes, and our term loan due 2016, and for general corporate and working capital purposes. As of September 30, 2015, we had approximately $687 million of commercial paper outstanding on an actual basis, with a weighted average interest rate (on a bond-equivalent yield basis) of approximately 0.5% per annum and with a weighted average maturity of approximately 22 days.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Nine months ended September 30, 2015	Year Ended December 31,
		2014	2013	2012	2011	2010
Ratio of Earnings in Fixexd Charges(1)	5.28x	5.89x	4.78x	3.92x	6.42x	8.06x

(1)
For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and income or loss from equity investees plus fixed charges. Fixed charges consist of gross interest expense and amortized premiums and discounts plus an amount equivalent to interest included in rental charges.

 CAPITALIZATION

        The following table sets forth, as of September 30, 2015, our consolidated short-term debt and capitalization on an actual basis and as adjusted to give effect to the issuance of the notes and the application of the net proceeds. You should read the information in this table in conjunction with "Use of Proceeds" and Ecolab's consolidated financial statements and related notes thereto which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2015
	Actual	As Adjusted
	(in millions)
Short-term debt:
Commercial paper	$686.8	$—
Notes payable	35.6	35.6
Long-term debt, current maturities	286.7	186.7

Total short-term debt	$1,009.1	$222.3

Long-term debt:
Term Loan due 2016	$275.0	$175.0
4.585% Series B senior euro notes due 2016	196.1	196.1
3.69% private placement senior notes due 2018	251.1	251.1
4.32% private placement senior notes due 2023	249.1	249.1
3.000% senior notes due 2016	1,247.8	1,247.8
4.350% senior notes due 2021	1,243.5	1,243.5
5.500% senior notes due 2041	738.1	738.1
1.450% senior notes due 2017	501.2	501.2
1.550% notes due 2018	299.9	299.9
2.250% notes due 2020	298.0	298.0
2.625% euro senior notes due 2025(1)	639.2	639.2
2.000% notes due 2019 offered hereby	—	397.2
3.250% notes due 2023 offered hereby	—	396.5
Other long-term debt	101.4	101.4
Long-term debt, current maturities	(286.7)	(186.7)

Total long-term debt	$5,753.7	$6,547.4

Stockholders' equity:
Common stock	$349.5	$349.5
Additional paid-in capital	5,022.8	5,022.8
Retained earnings	6,055.0	6,055.0
Accumulated other comprehensive loss	(1,404.6)	(1,404.6)
Treasury stock	(3,239.5)	(3,239.5)
Noncontrolling interest	59.4	59.4

Total stockholders' equity	6,842.6	6,842.6

Total long-term debt and stockholders' equity	$12,596.3	$13,390.0

(1)
Converted to U.S. dollars using a rate of exchange of €1.00=$1.1217, which rate was obtained from Bloomberg on August 31, 2015.

DESCRIPTION OF THE NOTES

        The following description of the particular terms of the notes supplements the description of the general terms and provisions of the "debt securities" set forth in the accompanying prospectus, to which reference is made. References to "we," "us" and "our" in this section are only to Ecolab Inc. and not to its subsidiaries.

General

        The notes will be issued under an indenture dated as of January 12, 2015, between us and Wells Fargo Bank, National Association, as trustee (the "base indenture"). Certain terms of the notes will be contained in a third supplemental indenture (the "supplemental indenture" and, together with the base indenture, the "indenture"), between us and Wells Fargo Bank, National Association, as trustee.

        The notes will be our senior unsecured obligations and will rank equally in right of payment to our other senior debt from time to time outstanding. The notes will be structurally subordinated to all liabilities of our subsidiaries, including trade payables. Since we conduct many of our operations through our subsidiaries, our right to participate in any distribution of the assets of a subsidiary when it winds up its business is subject to the prior claims of the creditors of the subsidiary. This means that your right as a holder of our notes will also be subject to the prior claims of these creditors if a subsidiary liquidates or reorganizes or otherwise winds up its business. Unless we are considered a creditor of the subsidiary, your claims will be recognized behind these creditors.

        The indenture does not limit the amount of notes, debentures or other evidences of indebtedness that we may issue under the indenture and provides that notes, debentures or other evidences of indebtedness may be issued from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the notes of any series offered hereby, issue additional debt securities having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) and ranking equally and ratably with the notes of a series offered hereby. Any additional debt securities having such similar terms, together with the notes of such series offered hereby, will constitute a single series of securities under the indenture.

        The notes due 2019 will initially be limited to $400,000,000 in aggregate principal amount and will mature on January 14, 2019. The notes due 2019 will bear interest at the rate of 2.000% per year from the date of original issuance, or from the most recent interest payment date to which interest has been paid or provided for. The notes due 2023 will initially be limited to $400,000,000 in aggregate principal amount and will mature on January 14, 2023. The notes due 2023 will bear interest at the rate of 3.250% per year from the date of original issuance, or from the most recent interest payment date to which interest has been paid or provided for. Interest on the notes will accrue from January 14, 2016. We will make interest payments on the notes semi-annually in arrears on January 14 and July 14 of each year, commencing July 14, 2016, to the holders of record at the close of business on the immediately preceding January 1 and July 1, respectively (whether or not a business day). Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

        If an interest payment date or the maturity date with respect to the notes falls on a day that is not a business day, the payment will be made on the next business day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date or the maturity date, as the case may be, to the date the payment is made. Interest payment for the notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the interest payment date or the date of maturity, as the case may be.

        As used in this prospectus supplement, a business day means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or place of payment.

        The notes will be issued only in fully registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        No service charge will be made for any transfer or exchange of the notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

        The notes of each series will be represented by one or more global securities registered in the name of a nominee of DTC. Except as described under "Book-Entry Delivery and Settlement," the notes will not be issuable in certificated form.

Optional Redemption

        Each series of the notes will be redeemable, at any time in whole or from time to time in part, in each case at our option, at a redemption price equal to the greater of:

  (i)
  100% of the principal amount of the notes to be redeemed on the redemption date; and

  (ii)
  as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed on the redemption date (not including any portion of such payments of interest accrued as of the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 15 basis points in respect of the notes due 2019 and plus 20 basis points in respect of the notes due 2023, plus, in each case, accrued and unpaid interest, if any, to but excluding the redemption date.

        Notwithstanding the foregoing, if the notes due 2023 are redeemed on or after November 14, 2022 (two months prior to their maturity), the redemption price will be 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date.

        Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term (as measured from the date of redemption) of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

        "Quotation Agent" means any Reference Treasury Dealer appointed by us.

        "Reference Treasury Dealer" means (i) each of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), we will substitute therefor another Primary Treasury Dealer, and (ii) two other Primary Treasury Dealers selected by us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        Notice of any redemption will be delivered at least 30 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed by us or by the trustee on our behalf; provided that notice of redemption may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the notes. Once notice of redemption is delivered, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but excluding, the redemption date.

        Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption. On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient, as determined by the Company, to pay the redemption price of and accrued interest on the notes to be redeemed on that date. If less than all of the notes are to be redeemed, the notes to be redeemed will be selected by lot by the trustee, subject to Applicable Procedures (as defined below) of DTC in the case of notes represented by a global security, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of notes that are not represented by a global security.

Sinking Fund

        The notes will not be entitled to any sinking fund.

Offer to Repurchase upon a Change of Control Repurchase Event

        If a Change of Control Repurchase Event (as defined below) occurs, unless we have exercised our right to redeem the applicable series of notes in whole as described above, we will make an offer to each holder of notes of that series to repurchase all or any part (in integral multiples of $1,000) of that holder's notes of that series at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus any accrued and unpaid interest on the notes repurchased to the date of repurchase.

        Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control (as defined below), but after the public announcement of the transaction or transactions that constitutes or may constitute a Change of Control, we will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase notes of that series on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

        We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control

Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

        On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

  •
  accept for payment all notes or portions of notes (in integral multiples of $1,000) properly tendered pursuant to our offer;

  •
  deposit with the paying agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered; and

  •
  deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers' certificate stating the aggregate principal amount of notes being repurchased by us.

        The paying agent will promptly deliver to each holder of notes properly tendered the purchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided, that each new note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

        We will not be required to make an offer to repurchase the notes of a series upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes of that series properly tendered and not withdrawn under its offer.

        The definition of "Change of Control" includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of "all or substantially all" of our assets and those of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another person or group may be uncertain.

  Definitions

        "Applicable Procedures" means, with respect to any payment, tender, redemption, transfer or exchange of or for the beneficial interests in any global security, the rules and procedures of DTC for the series of securities all or part of which is evidenced by such global security that apply to such payment, tender, redemption, transfer or exchange.

        "Below Investment Grade Rating Event" means the rating on the notes of the applicable series is lowered by each of the Rating Agencies and the notes of such series are rated below Investment Grade by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the notes of such series is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or our intention to effect a Change of Control; provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and those of our subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries;

  (2)
  the first day on which a majority of the members of our Board of Directors are not Continuing Directors; or

  (3)
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one or more of our wholly-owned subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our Voting Stock.

        Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly of more than 50% of the voting stock of such holding company. The term "person," as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

        "Change of Control Repurchase Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

        "Continuing Director" means, as of any date of determination, any member of our Board of Directors who (1) was a member of our Board of Directors on the date of the issuance of the notes; or (2) was nominated for election, elected or appointed to our Board of Directors with the approval of a majority of the Continuing Directors who were members of our Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director).

        Under a recent Delaware Chancery Court interpretation of a change of control repurchase requirement with a continuing director provision, a board of directors may approve a slate of shareholder nominated directors without endorsing them or while simultaneously recommending and endorsing its own slate instead. The foregoing interpretation would permit our Board of Directors to approve a slate of directors that included a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such dissident slate would not constitute a "Change of Control Triggering Event" that would trigger your right to require us to repurchase the Notes as described above.

        "Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's) and a rating of BBB– or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us.

        "Moody's" means Moody's Investors Service Inc., a subsidiary of Moody's Corporation, and its successors.

        "Rating Agency" means (1) each of Moody's and S&P; and (2) if either Moody's or S&P ceases to rate the notes of the applicable series or fails to make a rating of the notes of that series publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" as defined in Section 3(a)(62) of the Exchange Act, selected by us as a replacement agency for Moody's or S&P, or both, as the case may be.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

        "Voting Stock" of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Certain Covenants of the Company

        You can find the definitions of certain terms used in this section under "Certain Definitions."

        Restrictions on Liens.    The Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed (herein referred to as "Debt") if such Debt is secured by any mortgage, security interest, pledge, lien or other encumbrance (herein referred to as a "mortgage") upon any Operating Property (as defined under "Certain Definitions" below) of the Company or any Restricted Subsidiary or any shares of stock or Debt of any Restricted Subsidiary, whether owned at the date of the issuance of the notes or thereafter acquired, without effectively securing the notes equally and ratably with such Debt for at least the period such other Debt is so secured unless, after giving effect thereto, the aggregate amount of all Debt so secured (not including Debt permitted in clauses (1) through (7) in the following sentence), together with all Attributable Debt (as defined under "Certain Definitions" below) in respect of Sale and Leaseback Transactions involving Operating Properties pursuant to clause (2) under "—Restrictions on Sale and Leaseback Transactions" in existence at such time would not exceed 15% of Consolidated Net Tangible Assets (as defined under "Certain Definitions" below).

        The foregoing restriction does not apply to, and therefore shall be excluded in computing secured Debt for the purpose of such restriction, Debt secured by:

  (1)
  mortgages on Operating Property, shares of stock or Debt of any entity existing at the time such entity becomes a Restricted Subsidiary, provided that such mortgages are not incurred in anticipation of such entity's becoming a Restricted Subsidiary;

  (2)
  mortgages on Operating Property, shares of stock or Debt existing at the time of acquisition thereof by the Company or a Restricted Subsidiary or mortgages thereon to secure the payment of all or any part of the purchase price thereof, or mortgages on Operating Property, shares of stock or Debt to secure any Debt incurred prior to, at the time of, or within 180 days after, the latest of the acquisition thereof or, in the case of Operating Property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such Operating Property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements;

  (3)
  mortgages to secure Debt owing to the Company or to a Restricted Subsidiary;

  (4)
  mortgages on Operating Property, shares of stock or Debt existing at the date of the initial issuance of the notes;

  (5)
  mortgages on Operating Property, shares of stock or Debt of a person existing at the time such person is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that such mortgage was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition;

  (6)
  mortgages on Operating Property, shares of stock or Debt in favor of the United States or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the Operating Property subject to such mortgages; or

  (7)
  extensions, renewals or replacements, in whole or in part, of any mortgage referred to in the foregoing clauses (1) through (6), provided, however, that the principal amount of Debt secured thereby will not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement.

        Restrictions on Sale and Leaseback Transactions.    Sale and Leaseback Transactions by the Company or any Restricted Subsidiary with a third party of any Operating Property are prohibited (except for temporary leases for a term, including renewals, of not more than 60 months and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries) unless the net proceeds of such Sale and Leaseback Transactions are at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company) of the Operating Property to be leased and either:

  (1)
  the Company or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled, as described in clauses (1) through (7) of the paragraph under the caption "—Restrictions on Liens" herein, without equally and ratably securing the notes, to issue, assume or guarantee Debt secured by a mortgage on such Operating Property;

  (2)
  the Attributable Debt of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transactions (other than such Sale and Leaseback Transactions as are referred to in clause (1) or (3) of this paragraph), plus the aggregate principal amount of Debt secured by mortgages on Operating Properties then outstanding (excluding any such Debt secured by mortgages described in clauses (1) through (7) of the paragraph under the caption "—Restrictions on Liens" herein) which do not equally and ratably secure the notes, would not exceed 15% of Consolidated Net Tangible Assets; or

  (3)
  the Company, within 180 days after the sale or transfer, applies or causes a Restricted Subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or fair market value of the Operating Property (as determined in good faith by the Board of Directors of the Company) so sold and leased back at the time of entering into such Sale and Leaseback Transaction to

  (a)
  retire (other than any mandatory retirement, mandatory repayment or sinking fund payment or by payment at maturity) notes or other Debt of the Company or a Restricted Subsidiary (other than Debt subordinated to the notes) having a Stated Maturity (as defined in the indenture) more than 12 months from the date of such application or which is extendible at the option of the obligor thereon to a date more than 12 months from the date of such application or

  (b)
  purchase, construct or develop one or more Operating Properties (other than that involved in such Sale and Leaseback Transaction);

provided that the amount to be so applied pursuant to clause (3) will be reduced by the principal amount of notes delivered within 180 days after such sale or transfer to the Trustee for retirement and cancellation.

Restricted and Unrestricted Subsidiaries

        The restrictive provisions described above under "—Certain Covenants of the Company" are applicable to the Company and its Restricted Subsidiaries and do not apply to Unrestricted Subsidiaries. The assets and liabilities of Unrestricted Subsidiaries are not consolidated with those of the Company and its Restricted Subsidiaries in calculating Consolidated Net Tangible Assets under the indenture.

        "Unrestricted Subsidiaries" are defined as (1) any Subsidiary substantially all of whose physical properties are located, or substantially all of whose business is carried on, outside the United States and Canada, (2) any finance Subsidiary and (3) any Subsidiary of an Unrestricted Subsidiary. In addition, the Board of Directors may designate any other Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any capital stock of, or owns or holds any mortgage on any Operating Property of, the Company or any Restricted Subsidiary of the Company; provided that the Subsidiary to be so designated has total assets at the time of such designation of $5 million or less. "Restricted Subsidiaries" are all Subsidiaries other than Unrestricted Subsidiaries.

        The term "Subsidiary" means, among other things, any corporation or other entity of which the Company directly or indirectly owns or controls more than 50% of the total voting power of the shares of capital stock (or equivalent) entitled to vote in the election of directors (or equivalent).

        Neither the Company nor any Restricted Subsidiary may transfer an Operating Property or shares of stock or Debt of a Restricted Subsidiary to an Unrestricted Subsidiary.

        An Unrestricted Subsidiary may not be designated a Restricted Subsidiary unless, after giving effect thereto, the aggregate amount of all Debt of the Company and its Restricted Subsidiaries secured by mortgages which would otherwise be subject to the restrictions described under "—Certain Covenants of the Company—Restrictions on Liens" and the Attributable Debt in respect of all Sale and Leaseback Transactions pursuant to clause (2) under "—Certain Covenants of the Company—Restrictions on Sale and Leaseback Transactions" in existence at such time does not at the time exceed 15% of Consolidated Net Tangible Assets.

Certain Definitions

        "Attributable Debt" in respect of a Sale and Leaseback Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in the Sale and Leaseback Transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for net rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges or any amounts required to be paid by such lessee thereunder contingent upon monetary inflation or the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

        "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries after deducting therefrom (a) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangibles and (b) all current liabilities (excluding any current liabilities for money borrowed having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower), all as reflected in the Company's latest audited consolidated balance sheet contained in the Company's most recent annual report to its stockholders prior to the time as of which "Consolidated Net Tangible Assets" will be determined.

        "Operating Property" means any manufacturing or processing plant, warehouse or distribution center, together with the land upon which it is situated located within the United States or in Canada and owned and operated now or hereafter by the Company or any Restricted Subsidiary and having a net book value on the date as of which the determination is being made of more than 1.0% of Consolidated Net Tangible Assets other than property which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries taken as a whole.

        "principal" of a Security means principal amount of, and, unless the context indicates otherwise, includes any premium payable on the Security.

        "United States" means the United States of America (including the States and the District of Columbia), its territories and its possessions and other areas subject to its jurisdiction.

Form, Exchange and Transfer

        As each series of the notes will be represented by one or more global securities, the notes will not be transferable or exchangeable except in the limited circumstances set forth in the indenture.

        Further, if the Company redeems, in whole or in part, either series of the notes, the Company will not be required to (i) register, transfer or exchange any security of such series during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of any securities of such series selected for redemption and ending at the close of business on the day of such transmission or (ii) register, transfer or exchange any registered security so selected for redemption in whole or in part, except the unredeemed portion of any security being redeemed in part.

Payment and Paying Agents

        Payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor securities) is registered at the close of business on the record date for such interest.

        The trustee will initially act as paying agent for the notes. We may change the paying agent without prior notice to the holders of the notes, and we or any of our subsidiaries may act as paying agent. For so long as the notes are represented by one or more global securities, all payments of principal and interest will be made through the paying agent by wire transfer to DTC or its nominee, as the case may be, as the registered owner of the global securities. In the event that definitive notes are issued, all payments of principal and interest will be made through the paying agent by wire transfer to the accounts of the registered holders of such definitive notes, provided, that we may elect to make such payments at the office of the paying agent in Minneapolis, Minnesota or by check mailed to the registered holders.

Merger, Consolidation and Sale of Assets

        The Company will not: (a) consolidate with or merge into another corporation or entity or (b) sell, convey, transfer or lease all or substantially all its assets to another corporation or entity, unless:

  (1)
  the corporation or entity formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer or lease is made is a domestic corporation or entity and expressly assumes, pursuant to a supplemental indenture, all the obligations of the Company under the indenture and the notes; and

  (2)
  immediately after the completion of the transaction, no default or event of default has occurred and is continuing.

        Clause (2) above will not apply to (A) any sale, conveyance, transfer or lease between the Company and one or more of its subsidiaries, (B) any merger of the Company into one of its subsidiaries or (C) any merger of the Company into one of its affiliates for the purpose of reincorporating or reorganizing.

        The surviving or successor entity formed by any such consolidation or into which the Company is so merged or to which such sale, conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture with the same effect as if such successor entity had been named as the Company under the indenture, and after any such transaction, other than a lease, the Company will be relieved of and discharged from all obligations and covenants under the indenture and the notes.

Events of Default

        The indenture defines an event of default with respect to any series of the notes as being any one of the following events:

  (1)
  default for 30 days in any payment of interest on such series of notes when due;

  (2)
  default in any payment of principal of such series of notes when due either at maturity, upon redemption, by declaration or otherwise;

  (3)
  default for 60 days after appropriate notice in performance of any other covenant or agreement in the indenture applicable to such series of notes; or

  (4)
  certain events of bankruptcy, insolvency or reorganization.

        If an event of default (other than an event of default described in clause (4) above) occurs and is continuing, the trustee or the holders of 25% or more in principal amount of the outstanding notes of such series may declare the principal of and accrued but unpaid interest on such notes to be immediately due and payable. If an event of default described in clause (4) above occurs and is continuing with respect to any series of notes, then the principal amount of and all accrued but unpaid interest on all of the notes of such series shall automatically, and without any declaration or any other action on the part of the trustee or any holder, become due and payable immediately.

        Any event of default with respect to a particular series of notes may be waived by the holders of a majority in principal amount of the outstanding notes of such series, except a failure to pay principal of or interest on such series of notes.

        The indenture requires the Company to file annually with the trustee an officer's certificate as to the company's compliance with all conditions and covenants under the indenture. The indenture provides that the trustee will, within 90 days after the occurrence of a default in respect of the notes of any series known by it, transmit by mail to all holders of the notes of such series notice of any default known to the trustee, unless such default has been cured or waived; provided, that the trustee will be protected in withholding notice to the holders of notes of such series of any default (except in payment of principal or interest or any sinking fund installment) if responsible officers of the trustee in good faith determine it is in the interest of the holders of such series of notes to do so.

        If an event of default occurs and is continuing, the indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of the holders of any series of notes unless such holders have offered to the trustee security or indemnity satisfactory to it. Subject to such provisions for indemnification and certain other rights of the trustee, the indenture provides that the holders of a majority in principal amount of the outstanding notes of each series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series. However, the indenture provides that the trustee need not take any action which would be unduly prejudicial to the holders not joining such direction.

        No holder of a note of any series will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder unless (1) such holder has previously given to the trustee written notice of a continuing event of default, (2) the holders of at least 25% in principal amount of the outstanding notes of that series have made a written request, and offered to the trustee security and indemnity satisfactory to it, to institute such proceeding as trustee, (3) the trustee has not received from the holders of a majority in principal amount of the outstanding notes of that series a direction inconsistent with such request within 60 days of such notice, request and offer of indemnity and (4) the trustee has failed to institute such proceeding within that 60-day period. However, the holder of a note of any series will have an absolute right to receive payment of the principal of and interest on such note on or after the due dates expressed in such note and to institute suit for the enforcement of any such payment.

Modification and Waiver

        The indenture provides that, with the consent of the holders of a majority in aggregate principal amount of the outstanding notes of each series affected by such supplemental indenture voting separately, the Company and the trustee may enter into an indenture or supplemental indentures for the purpose of modifying or changing the indenture or the rights of the holders of the notes of such series; provided, however, that no such supplemental indenture may, without the consent of the holder of each outstanding note of each such series, (1) extend the stated maturity of the principal of, or any installment of interest on, any note, (2) reduce the principal amount of or the interest on or any premium payable upon redemption of any note, (3) change the place of payment where, or the currency in which the principal of and premium, if any, or interest on such note is denominated or payable, (4) alter the provisions with respect to the redemption or repurchase of such note, (5) reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of maturity, (6) impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), (7) reduce the percentage in principal amount of the outstanding notes of any series that is required for a supplemental indenture or waiver or (8) waive an event of default in the payment of principal of, or interest or premium, if any, on any note.

        The holders of at least a majority of the principal amount of the outstanding notes of any series may on behalf of the holders of all notes of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the indenture.

        The indenture also permits the Company and the trustee to amend the indenture in certain circumstances without the consent of the holders of notes of each series to evidence the merger of the Company or the replacement of the trustee and for certain other purposes.

Legal Defeasance and Covenant Defeasance

        The indenture provides that, at the Company's option, either (a) the Company will be deemed to have been discharged from its obligations with respect to notes of any series on the first day after the applicable conditions set forth below have been satisfied or (b) the Company will be deemed to have effected covenant defeasance with respect to notes of any series at any time after the applicable conditions set forth below have been satisfied:

  (1)
  the Company has deposited or caused to be deposited irrevocably with the trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the notes of such series (i) money in an amount, or (ii) U.S. government obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient to pay and discharge each installment of principal of and premium, if any, and interest on, the outstanding notes of such series on the dates such installments of interest or principal and premium are due, accompanied, except in the event of clause (i) of this paragraph, by a report as to the sufficiency of the amount deposited from an independent certified accountant or other financial professional of national standing;

  (2)
  no default with respect to the notes of such series has occurred and is continuing on the date of such deposit; and

  (3)
  the Company has delivered to the trustee an opinion of counsel to the effect that holders of the notes of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of the Company's exercise of its option and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such action had not been exercised and, in the case of the notes of such series being discharged accompanied by a ruling to that effect received from or published by the United States Internal Revenue Service (the "IRS").

Satisfaction and Discharge

        The indenture will be discharged, and will cease to be of further effect as to a series of the notes, when:

  (1)
  either:

  (a)
  all of the notes of such series that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and the notes of such series for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or

  (b)
  all of the notes of such series that have not been delivered to the trustee for cancellation (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption and, in the case of the provisions described in (1), (2) or (3), as applicable, of this clause (b), the Company has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on the notes of such series for principal, premium, if any, and interest to the date of such deposit or the date of maturity or redemption, as the case may be; and

  (2)
  the Company has paid or caused to be paid all other sums payable by it under the indenture with respect to the notes of such series.

        In addition, the Company must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent relating to satisfaction and discharge of the indenture with respect to such series of the notes have been complied with.

The Trustee

        Wells Fargo Bank, National Association, is the trustee for the notes. In the ordinary course of business, the trustee and affiliates of the trustee have engaged and may in the future engage in commercial banking transactions with the Company and its affiliates.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Company, and no director, officer, employee, incorporator, member or stockholder of or any subsidiary of the Company, as such, will have any liability for any obligations of the issuer under the notes, or the indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes of the applicable series. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Notices

        Any notice required to be given to a holder of a note will be mailed to the last address of such holder set forth in the applicable security register; provided, that in the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

Book-Entry Delivery and Settlement

  Global Notes

        We will issue the notes of each series in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

  DTC

        Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Direct Participants") deposit with DTC and facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The DTC rules applicable to its participants are on file with the SEC.

        We have provided the description of the operations and procedures of DTC in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. None of the Company, the underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

        We expect that under procedures established by DTC:

  •
  upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of Direct Participants designated by the underwriters with portions of the principal amounts of the global notes; and

  •
  ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of Direct Participants, and the records of Direct and Indirect Participants, with respect to interests of persons other than Direct Participants.

        The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

        So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the applicable indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the applicable indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a Direct or Indirect Participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the applicable indenture or a global note.

        Neither the Company nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC or for maintaining, supervising or reviewing any records of DTC relating to the notes, or any acts or omissions of DTC.

        Payments on the notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit Direct Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in the names of nominees for such owners. The participants will be responsible for those payments.

        The information in this section concerning DTC and its book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

  Certificated Notes

        We will issue certificated notes of the applicable series to each person that DTC identifies as the beneficial owner of the notes of a particular series represented by a global note of such series upon surrender by DTC of the global note if:

  •
  DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

  •
  an event of default with respect to the notes of such series has occurred and is continuing, and DTC requests the issuance of certificated notes of such series; or

  •
  we determine not to have the notes of such series represented by a global note.

        Neither the Company nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect DTC participant in identifying the beneficial owners of the notes of a particular series. The Company and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes of a particular series to be issued.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of notes to non-U.S. holders (as defined below) that acquire the notes for cash at their original issue price pursuant to this offering. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury Regulations, judicial decisions, published positions of the Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax consequences that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws (such as broker dealers, insurance companies, expatriates, tax-exempt organizations, persons subject to alternative minimum tax, or persons that are, or hold their notes through, partnerships or other pass-through entities) or to persons that hold notes as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below. Moreover, this discussion does not address any tax consequences other than U.S. federal income tax consequences. This summary deals only with persons who hold the notes as capital assets within the meaning of the Code (generally, property held for investment) and does not apply to banks and other financial institutions. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below.

        This discussion is not intended to be tax advice. Holders should consult their tax advisors as to the particular U.S. federal income tax consequences to them of owning and disposing of the notes, as well as the effects of other U.S. federal tax laws or state, local and non-U.S. tax laws.

        A "non-U.S. holder" means any beneficial owner of a note (as determined for U.S. federal income tax purposes), other than a partnership or other pass-through entity, that is not a "U.S. holder." For purposes of this discussion, a "U.S. holder" means a beneficial owner of a note (as determined for U.S. federal income tax purposes) that, for U.S. federal income tax purposes is, or is treated as, a citizen or individual resident of the United States, a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable United States Treasury Regulations to be treated as a U.S. person.

        If any entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of a note, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

        Stated interest.    A non-U.S. holder generally will not be subject to U.S. federal income tax on interest paid or accrued on a note if: (1) the interest is not effectively connected with a U.S. trade or business (or, in the case of certain tax treaties, are not attributable to a permanent establishment or fixed base within the United States); and (2) the non-U.S. holder satisfies the following requirements:

          (1)   the non-U.S. holder does not actually or constructively, directly or indirectly, own 10% or more of our voting stock;

          (2)   the non-U.S. holder is not a controlled foreign corporation that is related to us (directly or indirectly) through stock ownership; and

          (3)   the non-U.S. holder certifies to its non-U.S. status on IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form).

        Alternatively, a non-U.S. holder that cannot satisfy the above requirements will generally be exempt from U.S. federal withholding tax with respect to interest paid on the notes if the holder establishes that such interest is not subject to withholding tax because it is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States and, where required by an applicable treaty, attributable to a permanent establishment or fixed base within the U.S. (generally, by providing an IRS Form W-8ECI). However, to the extent that such interest is effectively connected with the non-U.S. holder's conduct of a trade or business (and, where required by an applicable treaty, is attributable to a permanent establishment or fixed base within the United States), the non-U.S. holder will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate).

        If a non-U.S. holder does not satisfy the requirements described above, and does not establish that the interest is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States, the non-U.S. holder generally will be subject to U.S. withholding tax on payments of stated interest, currently imposed at 30%. Under certain income tax treaties, the U.S. withholding rate on payments of interest may be reduced or eliminated, provided the non-U.S. holder complies with the applicable certification requirements (generally, by providing a properly completed IRS Form W-8BEN or W-8BEN-E, if applicable).

        Disposition.    A non-U.S. holder generally will not be subject to U.S. federal income taxation with respect to gain realized on the sale, exchange, redemption or other disposition of a note, unless:

          (1)   the non-U.S. holder holds the note in connection with the conduct of a U.S. trade or business (and, where required by an applicable treaty, the gain is attributable to a permanent establishment or fixed base within the United States); or

          (2)   in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which gain is realized and certain other conditions are met.

        If the first exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate). If the second exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the notes) exceed capital losses allocable to U.S. sources.

        Certain withholding rules.    Withholding at a rate of 30% generally will be required in certain circumstances on interest payments in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition of, notes held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Similarly, in certain circumstances, interest payments in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition of, notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either

(i) certifies that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which we will in turn provide to the Internal Revenue Service. Accordingly, the entity through which the notes are held will affect the determination of whether withholding under the rules described in this paragraph is required. We will not pay any additional amounts to Non-U.S. Holders in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in the notes.

UNDERWRITING

        J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to the underwriters named below, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Underwriter	Principal Amount of Notes due 2019	Principal Amount of Notes due 2023
J.P. Morgan Securities LLC	$220,000,000	$220,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	180,000,000	180,000,000

Total	$400,000,000	$400,000,000

        We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The representatives have advised us that the underwriters propose initially to offer the notes to the public at the applicable public offering price set forth on the cover page of this prospectus supplement. The underwriters may offer each series of notes to certain dealers at such price less a concession not in excess of 0.200% of the principal amount of the notes due 2019 and a concession not in excess of 0.375% of the principal amount of the notes due 2023. In addition, the underwriters may allow, and those selected dealers may reallow, a concession not in excess of 0.150% of the principal amount of the notes due 2019 and a concession not in excess of 0.250% of the principal amount of the notes due 2023.

        The expenses of the offering, not including the underwriting discounts, payable by us are estimated at $1.6 million.

        The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering, expressed as a percentage of the principal amount of the notes and in total:

	Per Note due 2019	Total	Per Note due 2023	Total
Underwriting discounts	0.350%	$1,400,000	0.625%	$2,500,000

New Issues of Notes

        The notes are new issues of securities with no established trading markets. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes of each series after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If an active public trading market for any series of the notes does not develop, the market price and liquidity of such notes may be adversely affected. If any series of the notes is traded, the notes may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Short Positions

        In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

        Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, certain of the underwriters or their affiliates are agents and/or lenders on our multicurrency revolving credit facility, for which they received customary compensation. JPMorgan Chase Bank, N.A. or its affiliate, J.P. Morgan Securities LLC, is a joint lead arranger and co-syndication agent and a lender under our multicurrency revolving credit facility. Merrill Lynch, Pierce, Fenner & Smith Incorporated or one or more of its affiliates (a) acts as the administrative agent and is a joint lead arranger and lender under our multicurrency revolving credit facility and (b) acts as administrative agent and is a lender under our term loan.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and may actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of these underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect the future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

  Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to the public in that Relevant Member State other than:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by us for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospective Directive.

        For the purposes of the above provisions, the expression an "offer of notes to the public" in relation to any of the notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

  Notice to Prospective Investors in the United Kingdom

        Each underwriter has represented and agreed that:

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the "FSMA"), received by it in connection with the issue or sale of the notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  •
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

  Notice to Prospective Investors in Hong Kong

        The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

  Notice to Prospective Investors in Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Law No. 25 of 1948, as amended, the "FIEL") and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

  Notice to Prospective Investors in Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA")) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation's securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore ("Regulation 32").

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

  Notice to Prospective Investors in Switzerland

        The notes are not offered, sold or advertised, directly or indirectly, in, into or from Switzerland on the basis of a public offering and will not be listed on the SIX Swiss Exchange or any other offering or regulated trading facility in Switzerland. Accordingly, neither this prospectus supplement nor any accompanying prospectus or other marketing material constitute a prospectus as defined in article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus as defined in article 32 of the Listing Rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland. Any resales of the notes by the underwriters thereof may only be undertaken on a private basis to selected individual investors in compliance with Swiss law. This prospectus supplement and accompanying prospectus may not be copied, reproduced, distributed or passed on to others or otherwise made available in Switzerland without our prior written consent. By accepting this prospectus supplement and accompanying prospectus or by subscribing to the notes, investors are deemed to have acknowledged and agreed to abide by these restrictions. Investors are advised to consult with their financial, legal or tax advisers before investing in the notes.

  Notice to Prospective Investors in Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto)

contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

        The validity of the notes will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Certain legal matters relating to the notes will be passed upon for the underwriters by Mayer Brown LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        With respect to the unaudited financial information of Ecolab Inc. for the three-month periods ended March 31, 2015 and 2014, the six-month periods ended June 30, 2015 and 2014, and the nine-month periods ended September 30, 2015 and 2014, incorporated by reference into this prospectus supplement and the accompanying prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 7, 2015, August 6, 2015, and November 2, 2015 incorporated by reference herein state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated into this prospectus supplement and the accompanying prospectus by reference to the Ecolab Inc. Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus

Debt Securities

        We may offer debt securities from time to time, in one or more offerings. We will provide the specific terms of any offering and debt securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

        We may offer and sell debt securities on an immediate, continuous or delayed basis directly to investors or to or through underwriters, dealers or agents, or through a combination of these methods.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the offering.

        Investing in debt securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in the prospectus supplement relating to any specific offering of debt securities and in other documents that we file with the Securities and Exchange Commission (the "SEC"). See "Risk Factors" on page 2 of this prospectus.

        Neither the SEC nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 12, 2015.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, Ecolab may, from time to time, sell debt securities as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of, among other things, the debt securities that Ecolab may offer. Each time that debt securities are sold, a prospectus supplement or free writing prospectus containing specific information about the terms of that offering and the particular debt securities will be provided. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and in any free writing prospectus issued by us. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Ecolab is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

        Unless otherwise stated or the context otherwise requires, references in this prospectus to "Ecolab," "we," "our," "us," "the Company" or similar references are to Ecolab Inc. and its consolidated subsidiaries, which, prior to December 1, 2011, did not include Nalco Holding Company and its subsidiaries and, since December 1, 2011, has included Nalco Holding Company and its subsidiaries. References to "Nalco" refer to Nalco Holding Company and its consolidated subsidiaries.

RISK FACTORS

        Investing in debt securities involves risks. Before investing in debt securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled "Risk Factors" in any prospectus supplement, in our most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed subsequent to such Annual Report on Form 10-K, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in our other filings with the SEC. These risks could materially and adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC, including the registration statement of which this prospectus is a part, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC Public Reference Room in Washington, D.C. by calling the SEC at (800) 732-0330. Our filings are also available to the public from the website maintained by the SEC at http://www.sec.gov. Our common stock is listed and traded on the New York Stock Exchange (the "NYSE") under the trading symbol "ECL." Our reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

        The SEC's rules allow us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Information that we file subsequent to the date of this prospectus with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the initial filing of this registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2013;

  •
  our Quarterly Reports on Form 10-Q for the periods ended March 31, 2014, June 30, 2014 and September 30, 2014; and

  •
  our Current Reports on Form 8-K filed on February 27, 2014, April 14, 2014, May 9, 2014 and December 3, 2014.

        In addition, the following is also incorporated by reference into this prospectus: (i) the audited consolidated balance sheet of Nalco as of December 31, 2010 and the consolidated statements of operations, equity and cash flows of Nalco for the year ended December 31, 2010, and notes related thereto and (ii) the unaudited condensed consolidated balance sheet of Nalco as of September 30, 2011 and the condensed consolidated statements of operations and cash flows of Nalco for the three and nine-month periods ended September 30, 2011 and 2010, and notes related thereto, each of which is included as an exhibit to our Current Report on Form 8-K filed on December 2, 2011.

        We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise. You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or orally. To receive any such copy, call or write:

Ecolab Inc.
370 Wabasha Street North
St. Paul, Minnesota 55102
Attn: Corporate Secretary
1-800-232-6522

        Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

        General information about Ecolab, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.ecolab.com/investor as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings.

FORWARD-LOOKING STATEMENTS

        This prospectus, and the documents incorporated herein by reference, may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those of such forward-looking statements. Additionally, we or our representatives may, from time to time, make other written or verbal forward-looking statements. In this prospectus, and the documents incorporated by reference herein, we discuss expectations regarding our business, financial condition and results of operations. Without limiting the foregoing, words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "we believe," "we expect," "estimate," "project" (including the negative or variations thereof) or similar terminology, generally identify forward-looking statements.

Forward-looking statements may also represent challenging goals for us. These statements, which represent our expectations or beliefs concerning various future events, are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such forward-looking statements. We caution that undue reliance should not be placed on forward-looking statements, which speak only as of the date made.

        Additional risks and uncertainties that may affect operating results and business performance are set forth under Item 1A of Ecolab's Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2014, June 30, 2014 and September 30, 2014, which are incorporated by reference herein, and include:

  •
  the continued vitality of the markets we serve, including oil and gas drilling, completion and stimulation; oil and gas production; and refinery and petrochemical plant markets served by our Global Energy segment, which may be impacted by substantial fluctuations in oil and gas prices;

  •
  the impact of worldwide economic factors such as the economy, capital flows, interest rates and foreign currency risk;

  •
  our ability to complete the integration of the businesses of Ecolab, Nalco and Champion and to fully realize the anticipated benefits of these transactions;

  •
  our dependence on key personnel to lead our business;

  •
  our ability to execute on key business initiatives including investments in ERP systems to integrate and streamline our processes and to improve our competitiveness;

  •
  information technology system failures, network disruptions and breaches in data security;

  •
  political, economic and legal risks relating to our non-U.S. operations;

  •
  the costs and effects of complying with laws and regulations relating to the environment, including evolving climate change standards, and to the manufacture, storage, distribution, sale and use of our products, as well as to the conduct of our business generally, including employment and labor laws;

  •
  the lawsuits in which our subsidiaries are defendants which could expose us to monetary damages or settlement costs;

  •
  claims relating to products and services we supply, including pending claims relating to the use of our products during the response to the Deepwater Horizon oil spill;

  •
  our ability to develop competitive advantages through value, innovation and customer support;

  •
  fluctuations in the supply or cost of raw materials and delivered products;

  •
  future events may impact our deferred tax position, including the utilization of foreign tax credits and undistributed earnings of international affiliates that are considered to be reinvested indefinitely;

  •
  our indebtedness which will impact our financial flexibility;

  •
  the ability to acquire and effectively integrate complementary businesses;

  •
  restraints on pricing flexibility due to contractual obligations;

  •
  public health outbreaks;

  •
  we incur significant expenses related to the amortization of intangible assets and may be required to report losses resulting from the impairment of goodwill or other assets recorded, each in connection with completed or future acquisitions;

  •
  the recoverability of deferred tax assets;

  •
  chemical spills or releases;

  •
  the occurrence of litigation or claims;

  •
  the loss or insolvency of a major customer or distributor;

  •
  acts of war, terrorism or hostilities, natural or man-made disasters, water shortages or severe weather conditions which impact our markets; and

  •
  other uncertainties or risks reported from time to time in our reports to the SEC.

        You should carefully consider all of the information in or incorporated by reference in this prospectus and any accompanying prospectus supplement prior to investing in debt securities. Additional risk factors may be included in a prospectus supplement or free writing prospectus relating to a particular series or offering of debt securities. Except as may be required under applicable law, we undertake no duty to update our forward-looking statements.

ECOLAB INC.

        With 2013 sales of $13.3 billion, we are the global leader in water, hygiene and energy technologies and services that protect people and vital resources. We deliver comprehensive programs and services to promote safe food, maintain clean environments, optimize water and energy use and improve operational efficiencies for customers in the food, energy, healthcare, industrial and hospitality markets in more than 170 countries. Our cleaning and sanitizing programs and products, pest elimination services, and equipment maintenance and repair services support customers in the foodservice, food and beverage processing, hospitality, healthcare, government and education, retail, textile care and commercial facilities management sectors. Our chemicals and technologies are also used in water treatment, pollution control, energy conservation, oil production and refining, steelmaking, papermaking, mining and other industrial processes.

        Our principal executive offices are located at 370 Wabasha Street North, St. Paul, Minnesota 55102. Our telephone number at our principal executive offices is 1-800-232-6522. Our Internet website address is www.ecolab.com. The information contained on our website is not incorporated by reference in this prospectus.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement or other offering material, we intend to use the net proceeds from the sale of our debt securities for general corporate purposes. General corporate purposes may include repayment of debt, repurchase of shares of our common stock, capital expenditures, acquisitions and any other purposes that may be stated in any prospectus supplement. The net proceeds may be invested temporarily or applied to repay short-term or revolving debt until they are used for their stated purpose.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges(1)	5.83x	4.78x	3.92x	6.42x	8.06x	6.75x

(1)
For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and income or loss from equity investees plus fixed charges. Fixed charges consist of gross interest expense and amortized premiums and discounts plus an amount equivalent to interest included in rental charges.

 DESCRIPTION OF DEBT SECURITIES

        As used in this "Description of Debt Securities" section of this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. As used in this "Description of Debt Securities" section of this prospectus, references to "Ecolab," "we," "our," "us," "the Company" or similar references are to Ecolab Inc., the issuer of the debt securities. We may offer secured or unsecured debt securities which may be senior or subordinated and which may be convertible or non-convertible. Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, debt securities will be issued in one or more series under an indenture to be entered into between Ecolab Inc. and Wells Fargo Bank, National Association, as trustee, a form of which indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

        The following description briefly summarizes certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement or free writing prospectus and the extent, if any, to which the general terms and provisions described below may apply to such debt securities will be described in the applicable prospectus supplement or free writing prospectus. The terms of the debt securities will include those set forth in the applicable indenture and the applicable indenture supplement or company order, if any, and those made a part of the applicable indenture by the Trust Indenture Act of 1939, as amended. You should read the description below, the applicable prospectus supplement or free writing prospectus and the provisions of the applicable indenture and the applicable indenture supplement or company order, if any, in their entirety before investing in any of the debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding terms and provisions of the applicable indenture, any applicable indenture supplement or company order and any debt securities are summaries thereof, do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable indenture and any such supplements, company orders and debt securities, including the definitions therein of certain terms.

        Unless otherwise stated in the applicable prospectus supplement or free writing prospectus, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. The prospectus supplement or free writing prospectus relating to any series of debt securities will describe the specific terms of such debt securities. Unless otherwise stated in the applicable prospectus supplement or free writing prospectus, the issuer of debt securities of a particular series may issue additional debt securities of such series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.

        United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement or free writing prospectus. Unless otherwise stated in the applicable prospectus supplement or free writing prospectus, the debt securities will not be listed on any securities exchange.

        We expect the debt securities to be issued in fully registered form without coupons. Subject to the limitations provided in the applicable indenture and in the applicable prospectus supplement or other offering material, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

        Unless otherwise stated in the applicable prospectus supplement or free writing prospectus, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement or free writing prospectus. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement or other offering material.

        The debt securities and the indentures under which the debt securities are issued will be governed by and construed in accordance with the law of the State of New York.

        We anticipate appointing Wells Fargo Bank, National Association, the trustee under the indenture, to act as the paying agent, conversion agent, registrar and custodian with regard to the debt securities. Wells Fargo Bank, National Association and its affiliates currently provide, and may in the future provide, banking and other services to us and our subsidiaries in the ordinary course of their respective businesses. We may also appoint a different trustee with respect to one or more series of debt securities.

PLAN OF DISTRIBUTION

        We may sell the debt securities being offered hereby in one or more of the following ways from time to time:

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  to underwriters for resale to purchasers;

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  directly to purchasers; or

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  through agents or dealers to purchasers.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third parties may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

        The specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, for any securities offered hereunder will be identified in the applicable prospectus supplement.

        Underwriters, dealers or agents that participate in the offer of securities, or their affiliates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. ("FINRA"), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the securities offered hereunder.

 LEGAL MATTERS

        The validity of the debt securities offered by this prospectus and any prospectus supplement will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        With respect to the unaudited financial information of Ecolab Inc. for the three-month periods ended March 31, 2014 and 2013, the six-month periods ended June 30, 2014 and 2013, and the nine-month periods ended September 30, 2014 and 2013, incorporated by reference into this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 8, 2014, August 7, 2014 and October 30, 2014 incorporated by reference herein state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated into this prospectus by reference to the Ecolab Inc. Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting of the Champion business Ecolab acquired as of December 31, 2013) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EXPERTS

        The consolidated financial statements of Nalco Holding Company and its subsidiaries as of December 31, 2010, and for the year ended December 31, 2010, incorporated into this prospectus by reference to Exhibit 99.5 of Ecolab's Current Report on Form 8-K filed on December 2, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$800,000,000

Ecolab Inc.

$400,000,000 2.000% Notes due 2019

$400,000,000 3.250% Notes due 2023

Prospectus Supplement
January 11, 2016

Joint Book-Running Managers

J.P. Morgan

BofA Merrill Lynch